Navan Announces First Quarter Fiscal Year 2027 Results
Revenue Growth Accelerates to 40% Year-Over-Year with $220 million in Revenue
Gross Booking Volume (“GBV”) Surges 50% Year-Over-Year to a Record $3.1 billion
Raises Fiscal Year 2027 Guidance to 30% Year-Over-Year Revenue Growth, from 24% Previously

PALO ALTO, CA, June 10, 2026 — Navan, Inc. (NASDAQ: NAVN), the global AI-powered business travel and expense platform, today reported financial results for its first quarter ended April 30, 2026.
Management Commentary:
“Navan kicked off fiscal 2027 with an outstanding first quarter, driven by accelerating growth across the business and a 50% year-over-year increase in Gross Booking Volume," said Ariel Cohen, Navan co-founder and CEO. "Our strong performance and continued enterprise momentum give us the confidence to raise our guidance for the fiscal year. We are executing exceptionally well and leveraging our proprietary, AI-led platform to deliver an unmatched customer experience at scale, seamlessly orchestrating human and AI agents. We are not just building the best travel agency on the planet; we are working to define the future of travel.”
“Navan delivered an exceptional first quarter, highlighted by revenue growth of 40% year-over-year, and GBV growth of 50% year-over-year, surpassing the $3 billion milestone,” said Aurélien Nolf, Navan CFO. “The strength was driven by very resilient on-platform booking activity, strong new-customer ramps, and rapidly expanding payments volume. This growth enabled us to deliver meaningful gross and operating margin expansion, underscoring the leverage potential in our business as we scale. With a strong balance sheet and accelerating momentum across the business, we are raising both our FY’27 revenue and non-GAAP operating profit outlook.”
First Quarter Fiscal Year 2027 Financial Highlights:
Revenue
•Total Revenue was $220 million, an increase of 40% year-over-year
◦Usage revenue was $202 million, an increase of 41% year-over-year
◦Subscription revenue was $18 million, an increase of 26% year-over-year
◦Gross Booking Volume grew 50% year-over-year, to $3.1 billion in the quarter
◦Payment Volume grew 29% year-over-year, to $1.3 billion in the quarter
Gross Profit
•GAAP gross profit reached $163 million, representing 74% gross margin, compared to $112 million, or 71% gross margin in the first quarter of fiscal year 2026
•Non-GAAP gross profit was $165 million, representing 75% non-GAAP gross margin, compared to $113 million, or 72% non-GAAP gross margin in the first quarter of fiscal year 2026
Income (Loss) from Operations
•GAAP loss from operations was $18 million, compared to a loss from operations of $16 million in the first quarter of fiscal year 2026; GAAP operating margin was (8)%, compared to (10)% in the first quarter of fiscal year 2026
•Non-GAAP income from operations was $24 million, compared to non-GAAP income from operations of $3 million in the first quarter of fiscal year 2026; non-GAAP operating margin was 11%, compared to 2% in the first quarter of fiscal year 2026
Net Income (Loss)
•GAAP net loss was $21 million, compared to a net loss of $61 million in the first quarter of fiscal year 2026
•Non-GAAP net income was $22 million, compared to a non-GAAP net loss of $7 million in the first quarter of fiscal year 2026
Recent Business Highlights:
•Unveiled Navan Anywhere: Enabling Navan customers to book wherever and however they want without friction by embedding Navan directly into the tools that employees already use every day. Travelers that have Gemini Enterprise and Navan at work will be able to book their travel with Navan through Gemini Enterprise. Navan plans to expand the footprint of Navan Anywhere, with rollout of seamless access across additional corporate platforms and third-party user interfaces later this year.
•Launched New AI-Powered Features: Saving companies time and money through Travel Admin Companion, Expense Admin Companion, and Book with AI. Also launched AI-powered Audit Engine, which provides real-time protection against high-stakes threats.
•Continued Enterprise Momentum: Winning the enterprise market by partnering with companies like Allegiant, Criteo, Schindler, and Simplot to modernize their travel and expense programs.

•Hosted Inaugural Customer Conference, Navigate: Welcoming more than 400 travel, finance, and procurement leaders from companies around the world to chart the future of travel and expense.
•Announced New Distribution Capability (NDC) with Scandinavian Airlines (SAS): Unlocking savings by providing an expanded portfolio of SAS fares and services to Navan customers, as Navan became the first Travel Management Company (TMC) to access SAS NDC content via a direct connection.
Financial Outlook:
For the second quarter of fiscal year 2027 (ending July 31, 2026), Navan currently expects:
•Total revenue in the range of $219 - $221 million, representing year-over-year growth of 28% at the midpoint
•Non-GAAP income from operations of $13.5 - $14.5 million and non-GAAP operating margin of 6% at the midpoint
For the fiscal year 2027 (ending January 31, 2027), Navan increased its outlook to:
•Total revenue in the range of $907 - $913 million, representing year-over-year growth of 30% at the midpoint
•Non-GAAP income from operations in the range of $76 - $80 million and non-GAAP operating margin of 9% at the midpoint
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Navan's results computed in accordance with GAAP.
Earnings Webcast:
Navan will host a conference call on Wednesday, June 10, 2026, at 5:00 p.m. Eastern Time (ET) to discuss the company’s first quarter fiscal 2027 financial results and its business outlook. To register for this conference call, please use this dial-in registration link or visit Navan's Investor Relations website at investors.navan.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast, please use this link.
Supplemental materials, including management’s prepared remarks and a slide presentation, will be available on Navan's Investor Relations website at investors.navan.com in advance of the call. An archived webcast of this conference call will also be available on Navan's Investor Relations website.
The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.
Non-GAAP Financial Measures:
Navan has provided in this press release supplemental financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including references to non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow. Navan uses these non-GAAP financial measures internally in analyzing its financial results and believes that the disclosure of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and because it allows for greater transparency with respect to key measures used by senior management in our financial and operational decision making. These non-GAAP financial measures, which may be different from similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our operating performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP.
We include these non-GAAP financial measures because they are important measures upon which our management assesses our operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors because they provide useful information about our financial performance, consistency and comparability with past financial performance and may assist in comparisons with other companies in our industry, some of which use similar non-GAAP financial information to supplement their GAAP results.
Non-GAAP financial measures have limitations in their usefulness to investors and should not be considered in isolation or as substitutes for financial information presented under GAAP. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
A reconciliation of Navan’s historical non-GAAP financial measures presented in this press release to their most directly comparable GAAP measures has been provided in the financial statement tables included herein, and investors are encouraged to review the reconciliations.
•Non-GAAP Gross Profit and Non-GAAP Gross Margin. Navan defines non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation-related charges, amortization of intangible assets, and restructuring costs. Navan defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

•Non-GAAP Income from Operations and Non-GAAP Operating Margin. Navan defines non-GAAP income from operations as GAAP loss from operations, excluding stock-based compensation-related charges, amortization of intangible assets, severance and executive transition costs, and restructuring costs. Navan defines non-GAAP operating margin as non-GAAP income from operations divided by revenue.
•Non-GAAP Net Income (Loss). Navan defines non-GAAP net income (loss) as GAAP net loss, excluding stock-based compensation-related charges, amortization of intangible assets, amortization of debt discount and debt issuance costs, loss on fair value adjustments, SAFE debt issuance costs expensed, loss on extinguishment of debt, severance and executive transition costs, and restructuring costs, and adjusted to reflect the income tax effects of the non-GAAP adjustments to GAAP loss before income tax expense.
•Non-GAAP Net Income (Loss) Per Share. Navan defines non-GAAP income (loss) per share attributable to common stockholders, basic, as non-GAAP net income (loss) divided by weighted-average shares outstanding used in computing GAAP net loss per share attributable to common stockholders, basic. Navan defines non-GAAP income (loss) per share attributable to common stockholders, diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding giving effect to the weighted average of all potentially dilutive common stock equivalents outstanding for the period including options to purchase common stock, restricted stock units, and employee stock purchase rights under our 2025 Employee Stock Purchase Plan. The dilutive effect of outstanding stock awards is reflected in non-GAAP diluted income per share by application of the treasury method.
•Free Cash Flow. Navan defines free cash flow as GAAP net cash provided by (used in) operating activities reduced by cash used for investing activities for capitalized software development costs and purchases of property and equipment. We believe that free cash flow is a meaningful indicator of our sources of liquidity and capital requirements that provides information to management and investors in evaluating the cash flow trends of our business.
Key Business Metrics:
We monitor and review a number of metrics, including the following key business metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information in assessing our operating performance.
Gross Booking Volume (GBV)
We define GBV as the total amount paid for valid bookings on our platform, measured on a booked basis and inclusive of total price, taxes, and fees, and adjusted for cancellations and refunds. We generate GBV through hotel, flight, car, and rail bookings, along with usage of our Meetings and Events, VIP, and Bleisure offerings by our customers. We expand GBV by growing our customer base, managing more business travel spend on our platform, and introducing new offerings to address different types of business travel.
Payment Volume
We define payment volume as the aggregate dollar amount of spend through Navan issued cards, settled for a given period and net of any chargebacks, cancellations, or refunds. Our payment volume grows as we increase adoption and usage of our Corporate Payments offering, where we support and issue our own cards.
Forward-Looking Statements:
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the performance of Navan’s business, Navan’s financial results, including Navan’s anticipated total revenue, non-GAAP income from operations, and non-GAAP operating margin for the fiscal quarter ending July 31, 2026 and the fiscal year ending January 31, 2027, Navan’s liquidity and capital resources, the size of Navan’s market opportunity, market trends, the company’s business strategy and plans and other non-historical statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” or similar expressions. Such statements are subject to risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These include, but are not limited to: Navan’s limited operating history; the growth rate of the markets in which Navan competes; Navan’s ability to effectively manage and sustain its growth; Navan’s ability to compete with existing competitors and new market entrants; Navan’s ability to attract new customers and to renew and expand its relationships with current customers; adverse changes in relationships with third parties on which Navan depends; Navan’s ability to utilize AI successfully in its current and future products; disruptions or other business interruptions that affect the availability of Navan’s platform, including cybersecurity incidents; and general global market, political, economic, and business conditions, including those related to global macroeconomic conditions, actual or perceived instability in the banking sector, energy and other supply chain disruptions, a potential recession, inflation, interest rate volatility, and geopolitical uncertainty, including ongoing conflicts around the world. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements contained herein are included in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Navan’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on April 2, 2026, as they may be updated by Navan’s subsequent filings with the SEC, including Navan’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026. Except as required by law, Navan undertakes no obligation, and does not intend, to update these forward-looking statements.

About Navan, Inc.:
Navan (NASDAQ: NAVN) is the global AI-powered business travel and expense platform that makes travel easy for frequent travelers. From finding flights and hotels, to automating expense reconciliation, with 24/7 support along the way, Navan delivers an intuitive experience travelers love and finance teams rely on. See how Navan customers benefit and learn more at navan.com.
CONTACTS
Investor Relations
investors@navan.com
Media Relations
press@navan.com

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue	$220,231	$157,461
Cost of revenue	57,176	45,668
Gross profit	163,055	111,793
Operating expenses
Research and development	39,398	31,402
Sales and marketing	91,915	61,880
General and administrative	49,851	34,405
Total operating expenses	181,164	127,687
Loss from operations	(18,109)	(15,894)
Interest expense	(2,822)	(16,336)
Other income, net	1,227	6,119
Loss on extinguishment of debt	—	(20,528)
Loss on fair value adjustments	—	(10,136)
Loss before income tax expense	(19,704)	(56,775)
Income tax expense	802	4,482
Net loss	$(20,506)	$(61,257)
Net loss per share attributable to common stockholders:
Basic and diluted net loss per share	$(0.08)	$(1.33)

Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders	250,281,201	46,145,251

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of
	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$518,377	$583,516
Restricted cash, current	121,678	79,647
Short-term investments	162,199	156,994
Accounts receivable, net	226,423	215,941
Corporate card receivables, net	221,422	206,182
Contract acquisition costs, current	10,752	9,466
Prepaid expenses and other current assets	53,914	55,241
Total current assets	1,314,765	1,306,987
Restricted cash, non-current	4,957	4,911
Contract acquisition costs, non-current	31,952	29,177
Operating lease right-of-use assets	41,977	43,430
Property, equipment, and software, net	36,138	35,028
Intangible assets, net	18,398	19,274
Goodwill	237,534	241,309
Other non-current assets	28,456	28,645
Total assets	$1,714,177	$1,708,761
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$62,854	$65,939
Accrued expenses and other current liabilities	185,299	197,253
Notes payable, current	316	584
Operating lease liabilities, current	13,444	11,973
Deferred revenue, current	43,135	45,187
Total current liabilities	305,048	320,936
Operating lease liabilities, non-current	34,516	37,587
ABL facility	6,000	6,000
Warehouse credit facility	118,174	118,174
Notes payable, non-current	—	37
Other non-current liabilities	13,823	17,966
Total liabilities	477,561	500,700
Stockholders’ equity
Preferred stock	—	—
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	3,281,120	3,226,427
Accumulated deficit	(2,035,649)	(2,015,143)
Accumulated other comprehensive loss	(8,857)	(3,225)
Total stockholders’ equity	1,236,616	1,208,061
Total liabilities and stockholders’ equity	$1,714,177	$1,708,761

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(20,506)	$(61,257)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation, net of amounts capitalized	37,312	17,260
Non-cash interest expense	447	9,941
Deferred income taxes	(886)	—
Depreciation and amortization	5,721	5,931
Amortization of contract acquisition costs	2,367	1,231
Provision for doubtful accounts	1,871	2,274
Loss on fair value adjustments	—	10,136
Debt issuance costs expensed related to SAFEs	—	2,913
Loss on extinguishment of debt	—	20,528
Other	460	(375)
Changes in operating assets and liabilities:
Accounts receivable	(13,730)	5,573
Prepaid expenses and other current assets	2,520	(9,963)
Contract acquisition costs	(6,428)	(2,503)
Other non-current assets	381	738
Accounts payable	(774)	(720)
Accrued expenses and other current liabilities	(9,397)	(1,359)
Deferred revenue	(1,912)	3,363
Operating lease right-of-use asset and operating lease liabilities, net	(146)	(181)
Other non-current liabilities	(4,098)	1,021
Net cash provided by (used in) operating activities	(6,798)	4,551
Cash flows from investing activities:
Capitalized software development costs	(4,647)	(3,927)
Purchases of property and equipment	(105)	(90)
Purchases of investments	(59,101)	—
Maturities of investments	53,460	—
Change in corporate card receivables	(18,336)	1,589
Other	—	(418)
Net cash (used in) investing activities	(28,729)	(2,846)
Cash flows from financing activities:
Proceeds from stock option exercises	14,731	1,583
Proceeds from borrowings of debt	—	174,945
Proceeds from issuance of SAFEs	—	155,000
Payments of borrowings of debt	(293)	(258,534)
Payments for debt issuance costs	—	(10,985)
Payments of deferred offering costs	(407)	—
Net cash provided by financing activities	14,031	62,009
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,566)	4,783
Net increase (decrease) in cash, cash equivalents and restricted cash	(23,062)	68,497
Cash, cash equivalents and restricted cash, beginning of period	$668,074	$310,595
Cash, cash equivalents and restricted cash, end of period	$645,012	$379,092

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended April 30,
	2026	2025
	(dollars in thousands)
GAAP gross profit	$163,055	$111,793
GAAP gross margin	74%	71%
Stock-based compensation-related charges	1,789	1,047
Amortization of intangible assets	—	63
Restructuring costs	200	—
Non-GAAP gross profit	$165,044	$112,903
Non-GAAP gross margin	75%	72%

Non-GAAP Income from Operations and Non-GAAP Operating Margin

	Three Months Ended April 30,
	2026	2025
	(dollars in thousands)
GAAP loss from operations	$(18,109)	$(15,894)
GAAP operating margin	(8)%	(10)%
Stock-based compensation-related charges	37,898	17,260
Amortization of intangible assets	672	1,310
Severance and executive transition costs	1,419	—
Restructuring costs	1,754	—
Non-GAAP income from operations	$23,634	$2,676
Non-GAAP operating margin	11%	2%

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

	Three Months Ended April 30,
	2026	2025
	(in thousands, except share and per share amounts)
GAAP net loss	$(20,506)	$(61,257)
Stock-based compensation-related charges	37,898	17,260
Amortization of intangible assets	672	1,310
Amortization of debt discount and debt issuance costs	477	1,434
Loss on fair value adjustments	—	10,136
SAFE debt issuance costs expensed	—	2,913
Loss on extinguishment of debt	—	20,528
Severance and executive transition costs	1,419	—
Restructuring costs	1,754	—
Non-GAAP provision for income taxes	(132)	604
Non-GAAP net income (loss)	$21,582	$(7,072)
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(1.33)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	250,281,201	46,145,251
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.09	$(0.15)
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, basic	250,281,201	46,145,251
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.08	$(0.15)
Weighted-average shares outstanding used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	250,281,201	46,145,251
Add: Effect of potentially dilutive common stock equivalents	5,275,876	—
Weighted-average shares outstanding used to compute non-GAAP net income (loss) per share attributable to common stockholders, diluted	255,557,077	46,145,251

Free Cash Flow

	Three Months Ended April 30,
	2026	2025
	(in thousands)
Net cash provided by (used in) operating activities	$(6,798)	$4,551
Less: Capitalized software development costs	(4,647)	(3,927)
Less: Purchases of property and equipment	(105)	(90)
Free cash flow	$(11,550)	$534